UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 11, 2015 (May 11, 2015)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

909 Lake Carolyn Parkway, Suite 600

Irving, Texas 75039

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02              Results of Operations and Financial Condition.

and

Item 7.01              Regulation FD Disclosure.

On May 11, 2015, Magnum Hunter Resources Corporation (the “Company”) issued a press release announcing its financial and certain operating results for the quarter ended March 31, 2015 (the “Press Release”).  A copy of the Press Release is furnished as part of this Current Report on Form 8-K as Exhibit 99.1.

The non-generally accepted accounting principle (“non-GAAP”) financial measures of (i) adjusted income (loss), (ii) Adjusted EBITDAX and (iii) recurring cash G&A are presented in the Press Release. As part of the Press Release information, the Company provided definitions and reconciliations of these non-GAAP financial measures to their most comparable financial measures calculated and presented in accordance with GAAP.

The Company defines adjusted income (loss) as reported net income (loss) attributable to common shareholders, plus non-recurring and non-cash items which include (i) exploration expense, (ii) impairment of proved oil and gas properties, (iii) impairment of other operating assets, (iv) non-cash stock compensation expense, (v) non-cash 401k matching expense, (vi) non-recurring transaction and other expense, (vii) unrealized (gain) loss on investments, (viii) interest expense — fees, (ix) unrealized (gain) loss on derivatives, (x) (gain) loss on sale of assets, (xi) income tax expense (benefit), (xii) non-recurring charge for reduction of capital account in Eureka Hunter Holdings, LLC (“Eureka Hunter Holdings”), (xiii) gain on deconsolidation of Eureka Hunter Holdings, (xiv) loss on extinguishment of Eureka Hunter Holdings Series A Preferred Units, (xv) (gain) loss from sale of discontinued operations and (xvi) income from discontinued operations.

The Company defines Adjusted EBITDAX as net income (loss) from continuing operations before (i) net interest expense, (ii) (gain) loss on sale of assets, (iii) depletion, depreciation, amortization and accretion, (iv) impairment of proved oil and gas properties, (v) impairment of other operating assets, (vi) exploration expense, (vii) non-cash stock compensation expense, (viii) non-cash 401k matching expense, (ix) non-recurring transaction and other expense, (x) unrealized (gain) loss on investments, (xi) income tax expense (benefit), (xii) unrealized (gain) loss on derivatives, (xiii) non-recurring charge for reduction of capital account in Eureka Hunter Holdings, (xiv) gain on deconsolidation of Eureka Hunter Holdings and (xv) gain on dilution of interest in Eureka Hunter Holdings.  Adjusted EBITDAX is not a measure of net income or cash flows as determined by GAAP.

The Company defines recurring cash G&A as total general and administrative expenses before (i) non-cash stock compensation, (ii) acquisition and other non-recurring expense and (iii) non-recurring charge for reduction of capital account in Eureka Hunter Holdings.

Management believes these non-GAAP financial measures facilitate evaluation of the Company’s business on a “normalized” or recurring basis and without giving effect to certain non-cash expenses and other items, thereby providing management, investors and analysts with comparative information for evaluating the Company in relation to other oil and gas companies providing corresponding non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, measures for financial performance prepared in accordance with GAAP, and the reconciliations to the closest corresponding GAAP measure should be reviewed carefully.

* * * * * * * * * *

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall any of such information be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	First Quarter 2015 Financial and Operating Results Press Release, dated May 11, 2015.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: May 11, 2015	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	First Quarter 2015 Financial and Operating Results Press Release, dated May 11, 2015.